[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 1, 2016

Guggenheim Strategic Opportunities Fund 227 West Monroe Street Chicago, Illinois 60606
RE:	Guggenheim Strategic Opportunities Fund — Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as special counsel to Guggenheim Strategic Opportunities Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-2 (the “Registration Statement”) to be filed on the date hereof by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”). The Registration Statement relates to the issuance and sale by the Trust from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the "Securities Act Rules and Regulations"), of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).
This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.
In rendering the opinion stated herein, we have examined and relied upon the following:
(i)    the notification of registration on Form N-8A (File No. 811-21982) of the Trust filed with the Commission under the 1940 Act on November 14, 2006;
(ii)   the Registration Statement;
(iii)  an executed copy of a certificate of Mark E. Mathiasen, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);
(iv)  a copy of the Trust’s Certificate of Trust, as amended by Certificate of Amendments filed on December 6, 2006 and March 9, 2011, (collectively, the “Certificate of

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Trust”), as certified by the Secretary of State of the State of Delaware as of September 1, 2016 and certified pursuant to the Secretary’s Certificate;
(v)    a copy of the Trust’s Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated March 7, 2011, as amended on April 3, 2014 (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;
(vi)    a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;
(vii)   copies of certain resolutions of the Board of Trustees of the Trust (the “Board of Trustees”) adopted on August 17, 2016, certified pursuant to the Secretary’s Certificate; and
(viii)  a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the DSTA and (ii) the laws of the State of Delaware. The Common Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
As used herein, “Transaction Agreements” means any applicable underwriting or purchase agreements.
The opinion stated below presumes that all of the following (collectively, the "general conditions") shall have occurred prior to the issuance of the Common Shares referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective

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amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Trust and the other parties thereto, including, if such Common Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Trustees, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Common Shares and related matters and appropriate officers of the Trust have taken all related action as directed by or under the direction of the Board of Trustees; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Common Shares have been duly established in conformity with the Declaration of Trust and the By-Laws so as not to violate any applicable law, the Declaration of Trust, as then in effect, or the By-Laws, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, with respect to any Common Shares offered by the Trust (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied and (b) the Offered Common Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued and fully paid, and under the DSTA, the holders of the Offered Common Shares will have no obligation to make further payments for the purchase of such Offered Common Shares or contributions to the Trust solely by reason of their ownership of such Offered Common Shares except as provided in the last sentence of Section 3.8 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.
In rendering the foregoing opinion we have assumed that:
(a)  the Certificate of Trust, Declaration of Trust and the By-Laws constitute the only governing instruments, as defined in the DSTA, of the Trust; and
(b)  any Common Shares issued and sold pursuant to any Transaction Agreement are sold at a price that is not below the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving

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this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher and Flom LLP

KTH